Alliance BioEnergy Plus, Inc. Exits Chapter 11

Moving Towards Commercializing Its Transformative Cellulose to Biofuels and Bioplastics Process

WEST PALM BEACH, FL, September 18, 2019, 11:50 AM / Alliance BioEnergy Plus, Inc. (PINK: ALLMQ).

Alliance BioEnergy Plus Inc. (“Alliance”) is excited to announce the confirmation of its Chapter 11 Plan by the U.S. Bankruptcy Court for the Southern District of Florida. All payments to creditors required under the Plan will be paid this week. Management is proud to have kept all shareholders’ equity whole.

At the same time, Alliance has designed and ordered the construction of a new, further engineered and developed, prototype for its CTS technology which should arrive in a couple of weeks. This will be used to optimize parameters and develop additional parameters for a commercial size reactor. Our proprietary CTS 2.0 technology can convert any cellulosic material into sugar and lignin products, which may be further converted into biofuels and bioplastics respectively.

“With the Chapter 11 bankruptcy proceedings behind us, we are now able to focus fully on building the company and finalizing the engineering and commercialization of our promising technology,” says Ben Slager, CEO.

Information in this document may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Alliance BioEnergy Plus, Inc. herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Alliance BioEnergy Plus, Inc. disclaims any obligation to update forward looking statements contained in this estimate, except as may be required by law.

Contact:

Ben Slager, CEO

ben.slager@alliancebioe.com

Anthony Santelli, COO

Anthony@alliancebioe.com

SOURCE: Alliance Bioenergy Plus, Inc. www.alliancebioe.com